                                                                     EXHIBIT 3.1

                           ARTICLES OF AMENDMENT

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                     AND OTHER RIGHTS AND QUALIFICATIONS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

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            ALLIANCE  TOWERS,  INC., a corporation  organized and existing under the Florida Business Corporation Act (the "CORPORATION"),

            DOES HEREBY CERTIFY:

            That pursuant to authority  conferred upon the Board of Directors of the  Corporation  (the  "BOARD") by the  Certificate  of  Incorporation  of said
Corporation,  and pursuant to the provisions of the Florida Business Corporation
Act, the Board has duly determined  that 4,000,000  shares of Series A Preferred
Stock,  $.001 par value per share,  shall be  designated  "Series A  Convertible
Preferred  Stock," and to that end the Board has adopted a resolution  providing for the designation, preferences, and relative, participating, optional or other rights, and the qualifications,  limitations, and restrictions,  of the Series A
Convertible  Preferred  Stock,  which  resolution  is as follows:

            RESOLVED,  that the Certificate of  Designations,  Preferences,  and
Other Rights and  Qualifications  of Convertible  Preferred Stock dated February
18, 2005 (the "CERTIFICATE OF DESIGNATIONS"),  be, and hereby is, authorized and approved, which Certificate of Designations shall be filed with the Secretary of
State of the State of Florida in the form as follows and the date of adoption is
April 25, 2005.

            1.   DESIGNATION AND AMOUNT.

                 SERIES A PREFERRED STOCK.  Four Million  (4,000,000)  shares of the  Series A  Preferred  Stock of the  Corporation,  $.001 par value per share, shall  constitute a class of Series A Preferred  Stock  designated  as "Series A
Convertible  Preferred  Stock"  (the  "SERIES A PREFERRED  Stock").  Without the
written  consent of the holders of a majority  of the Series A  Preferred  Stock then outstanding, the Corporation shall not issue any shares of capital stock or preferred  stock that are  senior or PARI  PASSU in any  respect to the Series A
Preferred  Stock,  including,  without  limitation,  as to payment of dividends, distribution  of assets,  or  redemptions;  or authorize,  create,  or issue any shares  of any  class  or  series  of any  bonds,  debentures,  notes,  or other obligations  convertible into or exchangeable  for, or having optional rights to purchase,  or any  options,  warrants,  or other  rights to acquire,  any shares having any such preference or priority.

            2.   DIVIDENDS.

                 (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive a dividend with respect thereto (a "PREFERRED  DIVIDEND")
if, as and when  declared  by the Board of  Directors  of the  Corporation  (the
"BOARD") out of assets of the Corporation legally available for payment thereof.
If at any time a dividend or  distribution of assets is declared and paid on the
Corporation's  (i) common stock,  par value $.001 per share (the "COMMON STOCK")
or (ii) any other class or series of the  Corporation's  capital  stock  whether
currently   outstanding  or  hereafter  created  (the  "CAPITAL   STOCK"),   the

Certificate of Designations, Preferences,                  ALLIANCE TOWERS, INC.
and Other Rights and Qualifications
of Series A convertible Preferred Stock

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Corporation  shall, at the same time, declare and pay to each holder of Series A
Preferred  Stock PARI PASSU with the holders of the Common  Stock or the Capital
Stock, as applicable, a Preferred Dividend equal to the dividend that would have been  payable to such holder if the shares of Series A  Preferred  Stock held by such  holder had been  converted  to Common  Stock  pursuant to Section 5 hereof immediately  prior to the record date for such dividend or distribution  (or the date of such dividend or distribution if no record date is fixed); and

                 (b) The Corporation may not declare or pay any dividend or make any distribution of assets on, or redeem, purchase, or otherwise acquire, shares of Capital Stock of the Corporation ranking PARI PASSU or junior to the Series A
Preferred  Stock as to the payment of  dividends or the  distribution  of assets
upon  liquidation,   dissolution,  or  winding  up  outstanding  now  (initially consisting  of the Series A Preferred  Stock and the Common  Stock) or hereafter created,  unless all declared and unpaid  Preferred  Dividends  have been or are contemporaneously paid.

            3.   RIGHTS ON LIQUIDATION, MERGER, SALE, ETC.

                 (a) In the event of any voluntary or  involuntary  liquidation, dissolution,  or winding up of the  Corporation  (each,  a  "LIQUIDATION"),  the assets  of the  Corporation  available  for  distribution  to its  stockholders, whether  from  capital,  surplus,  or  earnings,  shall  be  distributed  in the following order of priority:

                     (i) The  holders  of  Series  A  Preferred  Stock  shall be entitled to receive,  prior and in preference to any distribution to the holders of Common  Stock,  any other series or class of Series A Preferred  Stock or any other  class  of the  Corporation's  Capital  Stock,  whether  now  existing  or hereafter created, an amount on a per share basis equal to the amount they would have  received had all shares of Series A Preferred  Stock been  converted  into shares of Common Stock  pursuant to Section 5 hereof  immediately  prior to such
Liquidation.  If upon any Liquidation,  the assets of the Corporation  available for  distribution  to its  stockholders  is  insufficient  to pay the holders of
Series A  Preferred  Stock the full  preference  amount to which  they  shall be entitled,  the holders of Series A  Preferred  Stock shall share PRO RATA in any distribution  of assets in  accordance  with their  applicable  full  preference amounts.

                     (ii)  After  distribution  of  the  amounts  set  forth  in
Sections  3 (a)  (i)  and  3 (a)  (ii)  hereof,  the  remaining  assets  of  the
Corporation  available  for  distribution,  if any, to the  stockholders  of the
Corporation shall be distributed to the holders of issued and outstanding shares of Common Stock or any other class of Capital Stock ranking junior to the Series
A Preferred Stock as to the  distribution of assets upon Liquidation as provided in the  Articles  of  Incorporation  and  otherwise  as  provided in the Florida
Business Corporation Act.

                 (b) For  purposes of this  Section 3,  either of the  following
(each, a  "DISPOSITION  TRANSACTION")  shall be treated as a Liquidation:  (i) a merger or  consolidation  of the  Corporation  with or into any other  entity or
entities  (but  excluding  any  merger   effected  solely  for  the  purpose  of
reincorporating  into  another  state)  or the  merger  of any  other  entity or entities into the  Corporation,  in either case in which the stockholders of the
Corporation  receive  distributions  in cash or securities of another  entity or entities  as a  result  of  such  consolidation  or  merger,  and in  which  the
stockholders  of  the   Corporation,   immediately   prior  to  such  merger  or
consolidation, hold, immediately after such merger or consolidation, less than a majority  of the  outstanding  shares  of  capital  stock or a  majority  of the outstanding  voting power of the then outstanding  securities  ordinarily (apart

Certificate of Designations, Preferences,                  ALLIANCE TOWERS, INC.
and Other Rights and Qualifications
of Series A convertible Preferred Stock

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from rights occurring under special  circumstances)  having the right to vote in the election of directors of the surviving or successor entity or its parent, or
(ii) a sale of all or substantially all of the assets of the Corporation.

                 (c)  Upon  consummation  of  a  Disposition  Transaction,   the
Corporation  shall pay or cause to be paid to the  holders of Series A Preferred
Stock an amount  equal to the amount they would be entitled to receive  pursuant to Section 3(a) or Section (b), as applicable,  hereof as if the Corporation, on the date of consummation of such Disposition  Transaction,  had assets available for  distribution  equal  to all of  the  assets  of  the  Corporation  (net  of liabilities)  including the aggregate  amount payable to the Corporation and all stockholders  thereof  in  connection  with such  Disposition  Transaction  (the
"DISPOSITION PROCEEDS"). The amount payable pursuant to this Section 3 (c) shall be payable in full to the  holders of the Series A Preferred  Stock  immediately following the closing of the Disposition  Transaction  notwithstanding any delay in the receipt of the Disposition  Proceeds or any part thereof by virtue of any escrow arrangement, promissory note, deferred payment of proceeds, or otherwise.

            4. VOTING RIGHTS.  So long as any shares of Series A Preferred Stock remain  outstanding,  the holders of shares of Series A Preferred Stock shall be entitled (i) voting separately as a class (with no other  stockholders  voting), to approve all matters that affect the rights, value, or ranking of the Series A
Preferred Stock, and (ii) to cast such number of votes in respect of such shares of Series A Preferred Stock as shall equal the largest whole number of shares of
Common  Stock  into  which  such  shares  of Series A  Preferred  Stock are then convertible  pursuant  to Section 5 hereof on all  matters  on which  holders of
Common Stock shall be entitled to vote,  voting  together as one class with, and in the same manner and with the same effect as, such holders of Common Stock.

               (a)  Subject to the  filing by the  Corporation  of an  effective amendment to its Articles of Incorporation  to authorize  issuance of sufficient shares of Common Stock pursuant to Section 6 (b) below,  each holder of Series A
Preferred  Stock shall have the right, at such holder's  option,  at any time or from time to time,  to convert its Series A Preferred  Stock into such number of fully paid and non-assessable shares of Common Stock equal to the product of (i)
a  fraction,  (A) the  numerator  of which is the  number  of shares of Series A
Preferred  Stock such holder  desires to convert  into Common  Stock and (B) the denominator  of which is the total  number of issued and  outstanding  shares of
Series A Preferred  Stock and (ii)  38,621,264,600  shares of Common Stock.  The holder of any shares of Series A Preferred Stock  exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to receive, in cash,  an amount equal to all declared but unpaid  dividends  with respect to such shares of Series B Preferred  Stock to be converted up to and including the respective conversion date of the Series B Preferred Stock.

               (b) On the effective date of this  Certificate of Designation the
Corporation has authorized,  issued,  and  outstanding  5,000,000,000  shares of
Common Stock,  the maximum  authorized  shares of Common Stock allowed under its
Articles  of  Incorporation.  Upon the first  election of any holder of Series A
Preferred  Stock to convert under  Section 6 (a) above,  the  Corporation  shall cause its Articles of  Incorporation  to be amended to increase  the  authorized maximum shares of Common Stock sufficiently to issue  38,621,264,600  additional shares of Common Stock.

               (c)  Before  any  holder of  Series A  Preferred  Stock  shall be entitled to convert the same into shares of Common  Stock  pursuant to Section 6
(a) hereof,  and upon  conversion  of the Series A Preferred  Stock  pursuant to
Section 6 (m) hereof,  the holder or holders of such  Series A  Preferred  Stock shall surrender the certificate or certificates therefor,  duly endorsed, at the office of the  Corporation  or of any transfer  agent for the Series A Preferred

Certificate of Designations, Preferences,                  ALLIANCE TOWERS, INC.
and Other Rights and Qualifications
of Series A convertible Preferred Stock

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Stock,  and shall  give  written  notice  to the  Corporation  at its  principal corporate  office of the  election  to convert  the same (in case of  conversion pursuant to Section 6 (a) hereof) and the name or names in which the certificate or  certificates  for shares of Common Stock are to be issued.  The  Corporation shall,  as soon as practicable  thereafter,  issue and deliver at such office to such  holder or  holders  of Series A  Preferred  Stock,  or to the  nominee  or nominees  thereof,  a certificate  or  certificates  for the number of shares of
Common  Stock to which such holder or holders  shall be  entitled as  aforesaid.
Conversion  under this  Section 6 shall be deemed to have been made with respect to conversion  pursuant to Section 6 (a) hereof,  immediately prior to the close of  business on the date of such  surrender  of the shares of Series A Preferred
Stock to be converted,  and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion  shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

               (d) In the event before the election to convert  under  Section 6
(a) occurs  the  outstanding  shares of Common  Stock are  increased  by a stock dividend,  or  decreased  by a  consolidation  or  combination  of  shares,  the
"38,621,264,600  shares of Common Stock" in the product defined in Section 6 (a)
above shall be increased or  decreased  as  applicable  to maintain PRO RATA the allocation  of the Common Stock between the  outstanding  shares of Common Stock and the  aggregate  amount of  additional  Common Stock  issued  pursuant to the conversion of the Class A Preferred Stock.

            5. ADDITIONAL CONVERSION TERMS FOR THE SERIES A PREFERRED STOCK.

               (a) For purposes of this  Certificate of  Designations,  "PERSON"
shall mean an individual,  partnership,  corporation, limited liability company, business trust, joint stock company, trust,  unincorporated  association,  joint venture, governmental authority, or other entity of whatever nature.

               (b) No fractional  shares shall be issued upon  conversion of the
Series A Preferred Stock into shares of Common Stock. If any fractional share of
Common  Stock would,  except for the  provisions  of the first  sentence of this
Section 7(b), be delivered upon such  conversion,  the  Corporation,  in lieu of delivering  such  fractional  share,  shall pay to the holder  surrendering  the
Series A Preferred  Stock for  conversion an amount in cash equal to: (i) if the
Common  Stock is  listed  or  admitted  for  trading  on a  national  securities exchange,  the reported  last sales price or, if no such reported sale occurs on such day,  the  average of the  closing  bid and ask prices on such day, in each case on the principal national  securities exchange on which the Common Stock is listed or  admitted  for  trading;  (ii) if the  Common  Stock is not  listed or admitted for trading on any  national  securities  exchange,  the average of the closing  bid  and ask  prices  in the  over-the-counter  market  on such  day as reported by Nasdaq or any comparable system or, if not so reported,  as reported by any New York Stock Exchange  member firm selected by the Corporation for such purpose;  or (iii) if no such  quotations  are  available  on such day, the fair market value of such fractional share, as determined in good faith by the Board.

               (c) In the event the  Corporation  shall  declare a  distribution payable in securities of other Persons,  evidences of indebtedness issued by the
Corporation  or other  Persons,  assets or options  or rights to the  holders of
Common Stock,  then, in each such case for the purpose of this Section 7(c), the holders of the Series A Preferred  Stock  shall be  entitled to a  proportionate share of any such  distribution as though they were the holders of the number of shares of Common Stock of the Corporation  into which their shares of the Series
A  Preferred  Stock  are  convertible  as of  the  record  date  fixed  for  the determination  of the  holders of Common  Stock of the  Corporation  entitled to receive such distribution.

Certificate of Designations, Preferences,                  ALLIANCE TOWERS, INC.
and Other Rights and Qualifications
of Series A convertible Preferred Stock

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               (d) If at any  time  or  from  time  to  time  there  shall  be a recapitalization of the Common Stock (other than a subdivision,  combination, or merger or sale of assets transaction  provided for elsewhere in this Section 6), provision  shall be made so that the  holders  of the Series A  Preferred  Stock shall  thereafter  be  entitled  to  receive  upon  conversion  of the  Series A
Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate  adjustment  shall be made in the  application  of the provisions of this  Section 6 with  respect  to the  rights  of the  holders  of the  Series A
Preferred  Stock after the  recapitalization  to the end that the  provisions of this Section 6 shall be applicable after that event as nearly  equivalent as may be practicable.

               (e) The  Corporation  will not, by  amendment  of its Articles of
Incorporation  or through  any  reorganization,  recapitalization,  transfer  of assets, consolidation,  merger, dissolution, issue, or sale of securities or any other voluntary action,  avoid or seek to avoid the observance or performance of any of the terms to be observed or performed  hereunder by the Corporation,  but will at all times in good faith assist in the carrying out of all the provisions of this  Section 6 and in the taking of all such action as may be  necessary  or appropriate  in order to protect  the  conversion  rights of the  holders of the
Series A Preferred Stock against impairment.

               (f) If any  capital  reorganization  or  reclassification  of the
Capital Stock of the Corporation,  or consolidation or merger of the Corporation with and into another  corporation,  or the sale of all or substantially  all of its assets to another company,  shall be effected while any shares of the Series
A Preferred  Stock are  outstanding  in such a manner that  holders of shares of
Common  Stock  shall be entitled to receive  stock,  securities,  or assets with respect to or in  exchange  for  Common  Stock,  then,  as a  condition  of such reorganization or  reclassification,  consolidation,  merger or sale, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions  specified  herein  and  in  lieu  of  the  shares  of  Common  Stock immediately  theretofore receivable upon conversion of Series A Preferred Stock, such  shares of stock,  securities  or assets as may be issued or  payable  with respect to or in  exchange  for a number of  outstanding  shares of such  Common
Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization or reclassification, consolidation, merger or sale not taken place,  and in such case  appropriate  provision shall be made with  respect to the rights and  interests  of the holders of Series A Preferred
Stock to the end that the provisions  hereof shall thereafter be applicable,  as nearly as may be  possible,  in relation to any shares of stock,  securities  or assets  thereafter  deliverable  upon the  conversion of such shares of Series A
Preferred Stock.  Prior to or  simultaneously  with the consummation or any such consolidation,  merger or sale of the  Corporation,  the  survivor or  successor corporation (if other than the Corporation) resulting from such consolidation or merger or the  corporation  purchasing  such  assets  shall  assume  by  written instrument executed and mailed or delivered to each holder of Series A Preferred
Stock,  the  obligation  to deliver to such holders of Series A Preferred  Stock such shares of stock,  securities or assets as, in accordance with the foregoing provisions,  such holder of Series A Preferred Stock may be entitled to receive, and containing the express  assumption of such successor  corporation of the due and punctual  performance and observance of every provision of this  Certificate of  Designations  to be  performed  and observed by the  Corporation  and of all liabilities  and  obligations of the  Corporation  hereunder with respect to the
Series A Preferred Stock.

               (g) In the event of any taking by the  Corporation of a record of the  holders  of any class of  securities  for the  purpose of  determining  the holders thereof who are entitled to receive any dividend or other  distribution,

Certificate of Designations, Preferences,                  ALLIANCE TOWERS, INC.
and Other Rights and Qualifications
of Series A convertible Preferred Stock

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any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other  securities  or property,  or to receive any other right, the Corporation  shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified  therein,  a notice  specifying the date on which any such record is to be taken for the  purpose of such  dividend,
distribution  or  right,   and  the  amount  and  character  of  such  dividend,
distribution or right.

               (h) The Corporation shall at all times reserve and keep available out of its  authorized  but  unissued  shares of Common  Stock,  solely  for the purpose of  effecting  the  conversion  of the shares of the Series A  Preferred
Stock,  such number of its shares of Common  Stock as shall from time to time be sufficient  to  effect  the  conversion  of all  outstanding  shares of Series A
Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be  sufficient  to effect the  conversion  of all then outstanding  shares of Series A  Preferred  Stock,  in  addition  to such  other remedies  as shall be  available  to the  holder of such  Preferred  Stock,  the
Corporation  will  take such  corporate  action as may,  in the  opinion  of its counsel,  be necessary to increase its authorized but unissued  shares of Common
Stock  to such  number  of  shares  as shall be  sufficient  for such  purposes, including, without limitation,  engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

               (i) The  Corporation  shall pay all  documentary,  stamp or other transactional  taxes  attributable  to the  issuance  or  delivery  of shares of
Capital  Stock of the  Corporation  upon  conversion  of any  shares of Series A
Preferred Stock;  PROVIDED,  HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance  or delivery  of any  certificate  for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

               (j) All shares of Common  Stock that may be issued in  connection with the  conversion  provisions  set forth  herein will,  upon  issuance by the
Corporation,  be validly issued, fully paid, and nonassessable and free from all taxes, liens or charges with respect thereto.

               (k) Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if sent by overnight  courier or deposited  in the United  States mail,  postage prepaid,  and addressed to each holder of record at his address appearing on the stock books of the Corporation.

               (l) In the event any shares of Series A Preferred  Stock shall be converted pursuant to Sections 5, 6, or 7 hereof or otherwise  reacquired by the
Corporation, the shares so converted or reacquired shall be canceled and may not be  reissued.  The  Certificate  of  Incorporation  of  the  Corporation  may be
appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

               (m) The Corporation has adopted this  Certificate of Designations contemporaneous  with its acquisition of all of the outstanding capital stock of
Enclaves Group, Inc., a Delaware  corporation  ("EGI" or the "Subsidiary").  The
Subsidiary is obligated  pursuant to that certain  Standby  Equity  Distribution
Agreement, dated as of December 29, 2004, and related instruments by and between the Subsidiary and Cornell Capital Partners, LP, to file with the Securities and
Exchange  Commission  and  use its  best  efforts  to be  declared  effective  a registration  statement  registering  the  common  stock of EGI for  resale  (in accordance  with the  Securities  Act of 1933,  as  amended).  In the  event the

Certificate of Designations, Preferences,                  ALLIANCE TOWERS, INC.
and Other Rights and Qualifications
of Series A convertible Preferred Stock

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Corporation  and EGI shall  merge  each  share of Series A  Preferred  Stock not previously  converted into shares of Common Stock shall  automatically,  without any  further  action  by the  holders  of such  shares  and  whether  or not the certificates  representing such shares are surrendered to the Corporation or its transfer  agent, be converted into shares of Common Stock in accordance with the formula  described in Section 5 (a) on the second  anniversary of the later date
(i) of the  effective  date of the merger,  and (ii) the first date on which the
Securities  and Exchange  Commission  first  declares  effective a  registration statement  filed by the  Subsidiary  (or the survivor of the merger) to register the  resale of the  shares of Common  Stock or the  Common  Stock of EGI (or its successor)  become  "Registrable  Securities"  (such second  anniversary date is
hereinafter   referred  to  as  the  "MANDATORY   CONVERSION  DATE").  The  term
"REGISTRABLE  SECURITIES"  shall  have  the  meaning  provided  in the  Investor
Registration  Rights  Agreement,  dated as of December 29, 2004,  by and between
Subsidiary and Cornell Capital Partners, LP.

            7. WAIVERS.  Any right or privilege of the Series A Preferred  Stock may  be  waived  (either  generally  or  in a  particular  instance  and  either retroactively  or  prospectively)  by and  only by the  written  consent  of the holders of a majority of the Series A Preferred  Stock then  outstanding and any such waiver shall be binding upon each holder of Series A Preferred Stock.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Designations as of this 25th day of April, 2005.

                                            ALLIANCE TOWERS, INC.

                                            By:    /s/ Robert Sandburg
                                                   --------------------------
                                            Name:  Robert Sandburg
                                            Title: Chief Executive Officer